EXHIBIT 11

                         TELESCAN, INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                              (SHARES IN THOUSANDS)
                                                               DAYS
                                                               OUT-     WEIGHTED
                                                   SHARES    STANDING    SHARES
QUARTER ENDED DECEMBER 31, 1995:
Balance September 30, 1995 ..................      10,107         90      10,107
Common stock issuances ......................         135         45.9        69
                                                   ------      -------    ------
Balance December 31, 1995 ...................      10,242                 10,176
                                                   ======                 ======
TWELVE MONTHS ENDED DECEMBER 31, 1995:
Balance December 31, 1994 ...................       9,500        360       9,500
Common stock issuances ......................         742        134.1       277
                                                   ------      -------    ------
Balance December 31, 1995 ...................      10,242                  9,777
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